United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 25, 2011

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2011, Mykonos 6420 LP (“Mykonos”), acting pursuant to its right to appoint a majority of the Company’s Board of Directors as the sole holder of the Company’s Series C 8% Cumulative, Compounding Exchangeable Preferred Stock, named Darron K. Ash as a director of the Company.  Mr. Ash is the President of Sammons Corporation and also serves as Senior Vice President and Chief Financial Officer of Sammons Enterprises, Inc.  Sammons Enterprises, Inc. is the indirect parent corporation of the manager of the sole general partner of Mykonos.  Sammons Enterprises is also an affiliate of Crestpark LP, Inc. (“Crestpark”).  The Company is indebted to Crestpark pursuant to a Credit and Security Agreement and Promissory Note in the outstanding principal amount of $14,891,086 and under a separate Loan Agreement and Revolving Credit Note that allows the Company to borrow up to $1,468,788 on a revolving basis.  As of December 31, 2010, the amount outstanding under this revolving credit facility was $642,886.

The appointment of Mr. Ash fills the vacant seventh position on the Company’s Board of Directors.  At this time, Mr. Ash has not been appointed to serve on any standing committees of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Peter A. Michel
Peter A. Michel Chief Executive Officer

April 29, 2011